Household Finance Corporation
Household Consumer Loan Corporation
Household Consumer Loan Trust 1995-1
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Original Principal Class A                        750,000,000.00
Number of Class A Bonds (000's)                       750,000.00
Original Principal Class B                        172,196,000.00
Number of Calss B Bond (000's)                        172,196.00

Distribution Date                                 Total 1998
Days

CLASS A
Principal Distribution                            128,820,867.57
Principal Payment Factor (per 1,000 Bond)          171.761156755

Interest Distribution                              16,945,727.84
Interest Payment Factor (per 1,000 Bond)            22.594303784


CLASS B
Principal Distribution                              6,497,660.41
Principal Payment Factor (per 1,000 Bond)           37.734096112

Interest Distribution                              10,891,617.62
Interest Payment Factor (per 1,000 Bond)            63.251281224